As filed with the Securities and Exchange Commission on February 14, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3819646
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

CoolBrands International Inc. 2002 Stock Option Plan

(Full Title of the Plan)

Steven R. Berrard

President and Chief Executive Officer

Swisher Hygiene Inc.

4725 Piedmont Row Drive, Suite 400

Charlotte, North Carolina 28210

(Name and Address of Agent for Service)

(704) 364-7707

(Telephone number, including area code, of agent for service)

With a copy to:

Michael Francis, Esq.

Akerman Senterfitt

One Southeast Third Avenue, 27th Floor

Miami, Florida 33131

(305) 982-5581

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share	880,000	$5.81	$5,112,800	$594.00

(1)

Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the CoolBrands International Inc. 2002 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock on The NASDAQ Global Market on February 8, 2011.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

Explanatory Note

On November 1, 2010, Swisher Hygiene Inc. redomiciled to Delaware from Canada, where it had been incorporated under the name CoolBrands International Inc. (“CoolBrands”). As a result of the redomestication, options to purchase 880,000 shares of CoolBrands common stock, previously issued under the CoolBrands 2002 Stock Option Plan (the “Plan”), became options to purchase up to 880,000 shares of Swisher Hygiene Inc. common stock. The Plan was adopted by the CoolBrands Board of Directors on October 2, 2002 and was approved by the stockholders of CoolBrands on November 1, 2002. This Registration Statement on Form S-8 (the “Registration Statement”) registers the issuance of Swisher Hygiene common stock upon the proper exercise of these options by the option holders.

In addition, under cover of this Registration Statement is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to 20,000 shares of Swisher Hygiene common stock underlying options, which options are held by one of Swisher Hygiene’s current directors.

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REOFFER PROSPECTUS

SWISHER HYGIENE INC.

20,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale from time to time of up to 20,000 shares of common stock (the “Shares”) of Swisher Hygiene Inc. (the “Company”) that will be acquired by one of our non-employee directors (the “Selling Securityholder”), who is deemed to be our affiliate as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), under the CoolBrand International Inc. 2002 Stock Option Plan (the “Plan”).

The Selling Stockholder may sell the shares of common stock from time to time in various types of transactions. For information on methods of sale, you should refer to the section titled “Plan of Distribution” on page 5. We will not receive any portion of the proceeds from the sale of the shares of common stock.

Our shares of common stock are quoted on The Nasdaq Stock Market (“Nasdaq”) under the symbol “SWSH” and the Toronto Stock Exchange (“TSX”) under the symbol “SWI.” On February 11, 2011, the last reported closing prices of our shares of common stock on Nasdaq and on TSX were $6.01 per share and $5.97 per shares, respectively.

The securities offered hereby involve a high degree of risk. See “Risk Factors” on page 4, as well as the risk factors relating to our business that are incorporated by reference in this prospectus from our Registration Statement on Form 10, as amended, filed with the Securities and Exchange Commission (“SEC”) on November 9, 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities discussed in the prospectus, nor have they determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2011.

You should rely only on the information contained herein, describing the securities offered hereby and on the information specifically incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of securities in any state where such offer is not permitted. You should not assume that the information contained in this prospectus or any document incorporated herein or therein by reference is accurate as of any date other than the date of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

a)	Our Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended on Form 10-A, filed with the SEC on December 15, 2010, January 11, 2011 and January 31, 2011;

b)	Our Current Reports on Form 8-K, filed with the SEC on January 12, 2011, January 31, 2011 and February 11, 2011; and

c)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on February 1, 2011.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Swisher Hygiene Inc.

4725 Piedmont Row Drive, Suite 400

Charlotte, North Carolina 28210

Tel: (704) 364-7707

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. Our SEC filings are also available through our website at www.swisherhygiene.com.

This prospectus is only part of a registration statement we filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that we have excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or document. You may inspect or obtain a copy of the registration statement, including exhibits and schedules, as described in the previous paragraph.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Our business, financial condition, results of operations, cash flows and prospects, and the prevailing market price and performance of our common stock, may be adversely affected by a number of factors, including the matters discussed below. Certain statements and information set forth in this registration statement and documents incorporated by reference herein or therein, as well as other written or oral statements made from time to time by us or by our authorized executive officers on our behalf, constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend for our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we set forth this statement and these risk factors in order to comply with such safe harbor provisions. You should note that our forward-looking statements speak only as of the date of this registration statement or when made and we undertake no duty or obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise. Although we believe that the expectations, plans, intentions and projections reflected in our forward-looking statements are reasonable, such statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that our shareholders and prospective investors should consider include the following:

•	We have a history of significant operating losses and as such our future revenue and operating profitability are uncertain;

•	We may be harmed if we do not penetrate markets and grow our current business operations;

•	We may require additional capital in the future and no assurance can be given that such capital will be available on terms acceptable to us, or at all;

•	Failure to attract, train and retain personnel to manage our growth could adversely impact our operating results;

•	We may not be able to properly integrate the operations of acquired businesses and achieve anticipated benefits of cost savings or revenue enhancements;

•	We may incur unexpected costs, expenses, or liabilities relating to undisclosed liabilities of acquired businesses;

•	We may recognize impairment charges which could adversely affect our results of operations and financial condition;

•	Goodwill resulting from acquisitions may adversely affect our results of operations;

•	Future issuances of shares of our common stock could have a dilutive effect on your investment;

•

Our business and growth strategy depends in large part on the success of our franchisees and international licensees, and our brand reputation may be harmed by actions out of our control that are taken by franchisees and international licensees;

•	Failure to retain our current clients and renew existing client contracts could adversely affect our business;

•	The pricing, terms, and length of customer service agreements may constrain our ability to recover costs and to make a profit on our contracts;

•	Changes in economic conditions that impact the industries in which our end-users primarily operate could adversely affect our business;

•	If we are required to change our pricing models to compete successfully, our margins and operating results may be adversely affected;

•

Several members of our senior management team are critical to our business and if these individuals do not remain with us in the future, it may have an adverse impact on our financial condition and results of operations;

•	The financial condition and operating ability of third parties may adversely affect our business;

•	Increases in fuel and energy costs could adversely affect our results of operations and financial condition;

•	We may be subject to legal proceedings and disputes;

•	Our products contain hazardous materials and chemicals, which could result in claims against us;

•

We are subject to environmental, health and safety regulations, and may be adversely affected by new and changing laws and regulations, that generate ongoing environmental costs and could subject us to liability;

•	If our products are improperly manufactured, packaged, or labeled or become adulterated, those items may need to be recalled;

•	Changes in the types or variety of our service offerings could affect our financial performance;

•	We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business;

•	If we are unable to protect our information and telecommunication systems against disruptions or failures, our operations could be disrupted;

•	Our business could suffer in the event of a work stoppage or increased organized labor activity;

•	Insurance policies may not cover all operating risks and a casualty loss beyond the limits of our coverage could adversely impact our business;

•	Our current size and growth strategy could cause our revenues and operating results to fluctuate more than some of our larger, more established competitors or other public companies.

•	The former stockholders of Swisher International will be able to exert control over the corporate actions of Swisher Hygiene;

•	Future sales of Swisher Hygiene shares by former Swisher International or CoolBrands stockholders could affect the market price of our shares; and

•	Provisions of Delaware law and our organizational documents may delay or prevent an acquisition of our company, even if the acquisition would be beneficial to our stockholders.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” before making an investment decision.

THE COMPANY

Swisher Hygiene Inc., through its consolidated subsidiaries, franchisees, and international licensees, provides hygiene solutions to more than 35,000 customers throughout North America and internationally through its network of company owned operations, franchises, and master licenses. Our solutions include products and services designed to promote superior cleanliness and sanitation in commercial environments, enhancing the safety, satisfaction, and well-being of employees and patrons. Our solutions are typically delivered on a regularly scheduled basis and involve providing our customers with: (i) the sale of consumable products such as soap, paper, cleaning chemicals, detergents, and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products; (ii) the rental of facility service items requiring regular maintenance and cleaning, such as floor mats, mops, and bar towels; and (iii) manual cleaning of their facilities. We serve customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail, industrial, and healthcare industries.

Going forward, we intend to increase the sale of our products and services to customers in existing geographic markets as well as expand our reach into additional markets through a combination of organic growth and the acquisition of Swisher franchises, independent chemical service providers, and related businesses.

We are a Delaware corporation, originally organized in Canada in 1994. Our principal executive offices are located at 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210. Our telephone number is (704) 364-7707.

On November 2, 2010, we completed a business transaction with Swisher International, Inc., through a merger with a wholly-owned subsidiary of Swisher Hygiene. We refer to this event as the Merger. Immediately before the Merger, Swisher Hygiene redomiciled to Delaware from Canada, where it had been a publicly-traded corporation, listed on the TSX under the name CoolBrands International Inc. (“CoolBrands”), and trading under the symbol “COB.” We refer to this event as the Redomestication. Upon completion of the Merger and the Redomestication, Swisher Hygiene inherited the reporting issuer status of CoolBrands and Swisher Hygiene’s shares of common stock began trading on the TSX under the symbol “SWI.” CoolBrands was a Canadian company that historically focused on marketing and selling a broad range of ice creams and frozen snacks. Since the end of the 2005 financial year, subsidiaries of CoolBrands disposed of a majority of CoolBrands’ business operations. Since that time, CoolBrands’ principal operations consisted of the management of its cash resources, reviewing and considering potential opportunities to invest such cash resources. CoolBrands held $61,757,316 in cash, cash equivalents and short term investments as of the closing date of the Merger.

On February 2, 2011, Swisher Hygiene’s shares of common stock began to trade on Nasdaq under the symbol “SWSH.” Swisher Hygiene’s shares of common stock continue to trade on the TSX.

In the Merger, the former stockholders of Swisher International received 57,789,630 shares of Swisher Hygiene common stock, representing, on a fully diluted basis, a 48% ownership interest in Swisher Hygiene. The stockholders of CoolBrands retained 56,225,433 shares of Swisher Hygiene common stock, representing, on a fully diluted basis, a 52% ownership interest in Swisher Hygiene. As a result of the Merger, Swisher International is a wholly-owned subsidiary of Swisher Hygiene.

Please see “Item 1. Business” in our Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended, which is incorporated by reference herein for further information regarding our business.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 1A — Risk Factors” of our Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended and incorporated herein by reference in its entirety, as well as other information in this prospectus and in any other documents incorporated into this prospectus by reference before purchasing any of our securities. Each of the risks described in these sections and documents could adversely affect our business, financial condition, and results of operations, and could result in a complete loss of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

USE OF PROCEEDS

All of the shares of common stock are being offered by the Selling Securityholder. We will not receive any proceeds from the sale of the common stock.

SELLING SECURITYHOLDER

The following table sets forth the name of the Selling Securityholder, the total number of shares of common stock owned by him as of February 11, 2011, the total number of shares of common stock offered by the Selling Securityholder and the total number and percentage of outstanding shares of common stock that will be beneficially owned by the Selling Securityholder upon completion of the offering. Since the Selling Securityholder may sell all, some or none of his shares of common stock, the table assumes that the Selling Securityholder is offering, and will sell, all of the shares of common stock to which this Prospectus relates.

If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling securityholders.

Name of Selling Securityholder	Shares Beneficially Owned Prior to this Offering		Shares Being Offered		Shares Beneficially Owned After Completion of this Offering, Assuming the Sale of All Shares Offered	Percentage of Outstanding Shares Beneficially Owned After Completion of this Offering, Assuming the Sale of All Shares Offered
David Prussky(1)	263,000	(2)	20,000	(3)	243,000	*

*	Less than one percent.
(1)	Mr. Prussky served as a director of CoolBrands from February 2010 to November 2010. Mr. Prussky continues to serve as a director of Swisher Hygiene.

(2)	Consists of 210,000 shares of common stock held by Mr. Prussky, 33,000 shares of common stock held by Mr. Prussky’s spouse, Erica Prussky, and options to purchase 20,000 shares of common stock.

(3)	Represents shares of common stock underlying exercisable options issued pursuant to the CoolBrands International Inc. 2002 Stock Option Plan.

PLAN OF DISTRIBUTION

The selling securityholder and his successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the shares of common stock directly to purchasers or through underwriters, brokers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholder or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The shares of common stock may be sold in one or more transactions at fixed prices:

•	at prevailing market prices at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected in transactions in the following manner (which may involve crosses or block transactions):

•	on any national securities exchange or quotation service on which the notes or the shares of common stock may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise; or
•	through the settlement of short sales.

The selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

From time to time, the selling securityholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by him. Any such distributees, devisees or donees will be deemed to be selling securityholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.

The aggregate proceeds to the selling securityholder from the sale of the shares of common stock will be the sale price of the shares of common stock less any discounts and commissions. The selling securityholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our shares of commons stock are quoted on Nasdaq and TSX.

The shares of common stock may be sold in some states only through registered or licensed brokers or dealers. The selling securityholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

If required, the shares of common stock to be sold, name of the selling securityholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus forms a part.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the shares of common stock to the public other than applicable transfer taxes and commissions, fees and discounts of underwriters, brokers, dealers and agents.

LEGAL MATTERS

Akerman Senterfitt will provide an opinion as to the due authorization of the issuance of the shares registered by this Registration Statement. Counsel for any underwriters or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Swisher Hygiene Inc. at and for the three years ended December 31, 2009 appearing in our Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended, to the extent and for the periods indicated in their report, have been audited by Scharf Pera & Co., PLLC, independent registered public accountants, and included therein and incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing in giving such report.

The consolidated financial statements of CoolBrands International Inc. as of August 31, 2010 and 2009 and for each of the three years in the period ended August 31, 2010, appearing in our Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended, have been so included therein and incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission” or “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

d)	Our Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended on Form 10-A, filed with the SEC on December 15, 2010, January 11, 2011 and January 31, 2011;

e)	Our Current Reports on Form 8-K, filed with the SEC on January 12, 2011, January 31, 2011 and February 11, 2011; and

f)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on February 1, 2011.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Swisher Hygiene Inc.

4725 Piedmont Row Drive, Suite 400

Charlotte, North Carolina 28210

Tel: (704) 364-7707

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We are a corporation organized under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that a director shall not be liable to us or our stockholders, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses (including attorneys’ fees) incurred in connection with an action or proceeding (other than an action or proceeding brought by or in the right of the corporation) to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful. Section 145 of the General Corporation Law of the State of Delaware further provides that, in the case of actions brought by or in the right of the corporation, such corporation has the power to indemnify such person only against expenses (including attorneys’ fees) incurred in connection with the defense or settlement of an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner the person reasonably believes to be in or not opposed to the best interests of the corporation, and no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Section 145 further provides that, to the extent a present or former director of the corporation has been successful on the merits or otherwise in any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. It also provides that the expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as provided by Section 145 of the General Corporation Law of the State of Delaware. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Our bylaws provide that we will indemnify our current and former directors and officers and persons who, while serving as a director or officer of Swisher Hygiene, act or acted at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred, to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, our bylaws provide that we will pay the expenses (including attorneys’ fees) incurred by any such person in defending any proceeding in advance of its final disposition, provided that such payment will be made only upon the receipt of an undertaking by such person to repay all amounts if it is ultimately determined that such person is not entitled to indemnification.

At present, there is no pending litigation or proceeding involving any of our directors or officers in which indemnification or advancement is sought. We are not aware of any threatened litigation that may result in claims for advancement or indemnification.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and other persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or other person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

3.2	Certificate of Incorporation of Swisher Hygiene Inc.*

3.3	Bylaws of Swisher Hygiene Inc.*

5.1	Opinion of Akerman Senterfitt.

10.1	CoolBrands International Inc. 2002 Stock Option Plan.+

23.1	Consent of Scharf Pera & Co., PLLC.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Akerman Senterfitt (included in Exhibit 5.1)

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

*	Filed as the exhibit number indicated above to the Registrant’s Registration Statement on Form 10, filed with the SEC on November 9, 2010.

+	Management contract or compensatory plan or arrangement.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs “(1)”i and “(1)”ii do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina on the 11th day of February 2011.

SWISHER HYGIENE INC.

By:	/s/ Steven R. Berrard
Steven R. Berrard President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven R. Berrard and Thomas Aucamp, and each of them acting alone, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Steven R. Berrard Steven R. Berrard	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 11, 2011

/s/ Hugh H. Cooper Hugh H. Cooper	Chief Financial Officer (Principal Financial Officer)	February 11, 2011

/s/ Michael Kipp Michael Kipp	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 11, 2011

/s/ H. Wayne Huizenga H. Wayne Huizenga	Chairman of the Board	February 11, 2011

/s/ David Braley David Braley	Director	February 11, 2011

/s/ John Ellis Bush John Ellis Bush	Director	February 11, 2011

/s/ Harris W. Hudson Harris W. Hudson	Director	February 11, 2011

/s/ William D. Pruitt William D. Pruitt	Director	February 11, 2011

/s/ David Prussky David Prussky	Director	February 11, 2011

/s/ Michael Serruya Michael Serruya	Director	February 11, 2011

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Akerman Senterfitt.

10.1	CoolBrands International Inc. 2002 Stock Option Plan.

23.1	Consent of Scharf Pera & Co., PLLC.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Akerman Senterfitt (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).